Exhibit 99.1

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 21st day of February, 2013 (“Effective Date”), by and between BMR-3545-3575 JOHN HOPKINS LP, a Delaware limited partnership (“Landlord,” formerly known as BMR-John Hopkins Court LLC), and REGULUS THERAPEUTICS INC., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of March 19, 2010 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of April 26, 2010 (the “First Amendment”), that certain Second Amendment to Lease dated as of January 26, 2011 (the “Second Amendment”), that certain Third Amendment to Lease dated as of February 27, 2012 (the “Third Amendment”), and that certain Fourth Amendment to Lease dated as of November 29, 2012 (the “Fourth Amendment,” and together with the Original Lease, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Lease”), whereby Tenant leases certain premises from Landlord in the building located at 3545-3575 John Hopkins Court in San Diego, California (the “Building”);

B. WHEREAS, Landlord desires to grant to Tenant, and Tenant desires to accept and assume from Landlord, a non-exclusive license to use additional space in the Common Area on the first (1st) floor of the Building; and

C. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2. Non-Exclusive License to Use IT Space.

2.1. Landlord hereby grants to Tenant, and Tenant accepts and assumes from Landlord, a non-exclusive license (an “IT Space License”) to use the additional space in the Common Area on the first (1st) floor of the Building in the location depicted in Exhibit A hereto (the “IT Space”) solely for the purposes of installing, operating, maintaining, replacing, altering and removing information technology equipment, including but not limited to computer and telecommunications equipment (collectively, “IT Equipment”), in conformity with all Applicable Laws (the “IT Space Use”).

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2.2. The IT Space License shall be non-exclusive. Landlord reserves the right to grant an IT Space License of the IT Space to any other tenant that leases the space on the first (1st) floor of the Building that is depicted in Exhibit F to the Fourth Amendment (the “Additional Tenant”). In the event that Landlord grants an IT Space License to any Additional Tenant, then Landlord shall deliver to Tenant an Additional Tenant Notice (as defined in the Fourth Amendment), and Tenant shall use commercially reasonable efforts to avoid and remedy, and shall be solely responsible and liable for, any damage to or interference with such Additional Tenant’s IT Equipment caused by or arising from the actions of Tenant or any of its employees, contractors, subcontractors or agents.

2.3. Upon delivery to Tenant of an Additional Tenant Notice, Landlord shall cause to be installed, at Tenant’s sole cost and expense, card key access to the main lobby of the Building, which will have Landlord assigned fobs to the entry point in the location depicted in Exhibit A hereto. Landlord shall invoice Tenant for the cost of such work, and Tenant shall pay such costs as Additional Rent within ten (10) days after receipt of such invoice. Landlord shall have no obligation, responsibility or liability for the security of Tenant’s IT Equipment.

2.4. The IT Space License shall commence as of the earlier of (a) the Effective Date, and (b) the date that Tenant takes possession of the IT Space (the “IT Space License Term Commencement Date”), and shall expire as of the Term Expiration Date (the “IT Space License Term”).

2.5. During the IT Space License Term, the IT Space Use shall be a Permitted Use under the Lease, provided that Tenant’s IT Space Use and surrender of the IT Space shall be subject to all of the same rights of Landlord and duties, obligations, covenants and liabilities of Tenant set forth in the Lease with respect to Tenant’s use, occupancy and surrender of the Premises, and any violation or breach by Tenant of such duties, obligations, covenants and liabilities with respect to the IT Space shall be a Default under the Lease to the same extent that a violation by Tenant of such duties, obligations, covenants and liabilities with respect to the Premises would be a Default under the Lease.

2.6. The IT Space License shall be appurtenant to the Lease and may not be separately Transferred to any other person or entity without Landlord’s prior written consent in its sole discretion, and any such purported separate Transfer of the IT Space License shall be null and void.

2.7. Tenant shall install or alter Tenant’s IT Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate, in accordance with this Amendment and the applicable provisions of the Lease regarding Alterations. Tenant’s installation or alteration of Tenant’s IT Equipment shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. Landlord may withhold approval if the installation, operation or alteration of Tenant’s IT Equipment could reasonably be expected to affect the structural integrity of the Building, the exterior of the Building or any Building systems or transmit vibrations or noise or cause other adverse effects to an extent not customary in first class laboratory buildings, unless Tenant implements measures that are acceptable to Landlord in its reasonable discretion. Either Landlord or Tenant may request, by delivery of written notice thereof, the installation of additional HVAC equipment in connection with

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Tenant’s IT Space Use, and upon delivery of such written notice, Landlord shall cause such additional HVAC equipment to be installed at Tenant’s sole cost and expense. Landlord shall invoice Tenant for the cost of such work, and Tenant shall pay such costs as Additional Rent within ten (10) days after receipt of such invoice.

2.8. Upon the expiration or earlier termination of the IT Space License Term, Tenant shall surrender the IT Space in the condition in which Tenant is required to surrender the Premises under the Lease. Without limiting the generality of the foregoing, upon the expiration or earlier termination of the IT Space License Term, Tenant shall remove its IT Equipment from the IT Space, unless Landlord elects otherwise by delivery of written notice to Tenant, and Tenant shall repair any damage to the IT Space caused by Tenant’s removal of the IT Equipment from the IT Space.

2.9. Tenant acknowledges and agrees that (a) Tenant has had sufficient opportunity to inspect the IT Space and is fully familiar with the condition of the IT Space, and, notwithstanding anything contained in the Lease to the contrary, Tenant agrees to take the IT Space in its condition “as is” as of the first day of the IT Space License Term Commencement Date, (b) Landlord has not made and does not make any representation or warranty of any kind, express or implied, with respect to the IT Space, including but not limited to any representation or warranty that the IT Space is suitable for the IT Space Use, and (c) Landlord shall have no obligation to alter, repair or otherwise prepare the IT Space for Tenant’s IT Space Use or to pay for any improvements to or alterations of the IT Space.

3. Rentable Area of First Floor Premises. From and after the IT Space License Term Commencement Date, the Rentable Area of the First Floor Premises shall be increased from seven thousand three hundred forty-four (7,344) square feet to seven thousand four hundred eleven (7,411) square feet, and the aggregate Rentable Area of the Premises shall be increased from twenty-eight thousand eight hundred fourteen (28,814) square feet to twenty-eight thousand eight hundred eighty-one (28,881) square feet.

4. First Floor Premises Base Rent. From and after the IT Space License Term Commencement Date, the First Floor Premises Base Rent shall be as follows:

Dates (as of the Second Additional Premises Commencement Date	Square Feet of Rentable Area	Monthly Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent*
Months 1-5	7,411	$0.00	$0.00	$0.00
Months 6-12	7,411	$3.00	$22,233.00	$266,796.00
Months 13-24	7,411	$3.09	$22,899.99	$274,799.88
Months 25-36	7,411	$3.18	$23,566.98	$282,803.76

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Months 37-48	7,411	$3.28	$24,308.08	$291,696.96
Month 49-June 30, 2017	7,411	$3.38	$25,049.18	$300,590.16

*	Based on a twelve month calculation

5. Tenant’s Pro Rata Share. From and after the IT Space License Term Commencement Date, Tenant’s Pro Rata Share shall be equal to forty and one-one hundredths percent (40.01%). Notwithstanding any abatement in Base Rent, Tenant shall be responsible for Operating Expenses with respect to the entire Rentable Area of the Premises as of the IT Space License Term Commencement Date, including but not limited to the Property Management Fee.

6. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

7. No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

8. Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the Effective Date, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

9. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

10. Counterparts. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

11. Authority. Each party hereby represents and warrants that (a) the person signing this Amendment on its behalf is duly authorized and has legal capacity to execute and deliver this Amendment, (b) the execution, delivery and performance of this Amendment have been duly authorized, and (c) this Amendment is a valid and legal agreement binding on such party and enforceable in accordance with its terms.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-3545-3575 JOHN HOPKINS LP, a Delaware limited partnership

By:	/s/ Kevin M. Simonsen

Name:	Kevin M. Simonsen

Title:	VP, Real Estate Legal

TENANT:

REGULUS THERAPEUTICS INC., a Delaware corporation

By:	/s/ Garry E. Menzel

Name:	Garry E. Menzel, Ph.D.

Title:	COO & EVP, Finance

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